                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 33-61003

  SUPPLEMENT NO.  59  TO PROSPECTUS DATED SEPTEMBER 20, 1995
               (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                 Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 Months to less than 1 year ................... Float%

SETTLEMENT DATE:              11/05/96
INITIAL PAYMENT DATE:         02/05/97
MATURITY DATE:           11/05/97
DAYCOUNT:                ACTUAL/360
INDEX:                   PRIME -2.60%
SOURCE:                  FEDERAL RESERVE H15 RELEASE
RESET FREQUENCY:              Daily
PAYMENT FREQUENCY:       Daily
PAYMENT:                 Quarterly, Pays the 5th or next Good
Business
                              Day of Feb., May, August 1997 and
Maturity.                               Commencing 02/05/97
INTEREST DETERMINATION:       Daily Reset, Weighted Average, Paid
                              Quarterly - Source: H15 (519) 2
N.Y.                                    Business Days Prior to
Period End Dates.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $100,000,000.00
CUSIP NUMBER:            00206HA61

On October 1, 1996 the Company completed a merger with Antigua Acquisition Corporation pursuant to which the Company was the surviving corporation and AT&T's indirect equity ownership in the Company was eliminated. Details regarding that transaction, and information regarding the Company's business, ownership and capital structure since consummation of that transaction are contained in the Company's Schedule 14C dated August 30, 1996 and the current report on Form 8K dated November 1, 1996, both of which are incorporated herein by reference.

Date of Sale:  October 31, 1996